UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, CT 06180
  (Address of principal executive office)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 27, 2014, Seth M. Shaw submitted his resignation as a member of the Board of Directors (the “Board”) of Tauriga Sciences, Inc. (the “Company”) and as the Company’s Chief Executive Officer, President and interim Chief Financial Officer.   Mr. Shaw did not hold any positions on any committees of the Board at the time of his resignation.  The resignation was not the result of any disagreements with the Company.  Subsequent to his resignation, Mr. Shaw was appointed as the Company’s Vice President of Strategic Development.  A copy of the resignation letter, incorporated herein in its entirety, is attached hereto as Exhibit 99.1.

Simultaneously with Mr. Shaw’s resignation, the Company appointed Stella M. Sung, Ph.D. as its new Chief Executive Officer and interim Chief Financial Officer.  Dr. Sung has served as member of the Board since April 26, 2013 and as the Company’s Chief Operating Officer since April 15, 2013.

Dr. Sung brings almost twenty years of leadership experience in the healthcare sector as both a senior operating executive and an early stage life science venture capitalist. Dr. Sung is currently Business Development Officer of Avita Medical, a public regenerative medicine company, and Managing Director of Pearl Street Venture Fund, a life science venture fund. She previously held the position of Chief Business Officer of Cylene Pharmaceuticals, a venture-backed oncology company. Dr. Sung has served as a Managing Director or General Partner for several life science venture firms, including Coastview Capital (founded by former Amgen CEO Gordon Binder) and Oxford Bioscience Partners. She has led venture rounds of financing for seven transactions, co-founded two biotechnology companies, served on seven Boards of Directors and served as Chairman of the Board for four biotechnology companies.

Previously, she focused on life science and health care investments at Advent International, a global private equity firm that has raised over $6 billion in cumulative capital to date. Dr. Sung received her B.S. in chemistry from The Ohio State University and her Ph.D. in chemistry from Harvard University, where she was a National Science Foundation Pre-Doctoral Fellow. She earned her Harvard Ph.D. under the guidance of Professor Dudley Herschbach, the 1986 Nobel Laureate in Chemistry.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Dr. Sung.

Related Party Transactions

There are no related party transactions with respect to Dr. Sung reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company has not entered into any other additional compensatory agreements or plan with Dr. Sung with respect her new appointment as the Company’s Chief Executive Officer and interim Chief Financial Officer.

ITEM 9.01 –   FINANCIAL STATEMENTS AND EXHIBITS.

99.1           Resignation letter of Seth M. Shaw.
99.2           Press release dated February 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC.

Date: March 5, 2014	By:	/s/ Dr. Stella M. Sung
Dr. Stella M. Sung
Chief Executive Officer